                               CODE OF ETHICS

                                 EFFECTIVE


1. INTRODUCTION

A. PURPOSE

While the investment advisers listed on Schedule A (hereinafter referred to as "Adviser") believe that individual investment activities by their officers and employees should not be prohibited or discouraged, the nature of the Adviser's fiduciary obligations to shareholders of the registered investment companies listed on Schedule A (hereinafter referred to as the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which it serves as an adviser or subadviser does necessarily result in some restrictions on the investment activities of the Adviser's directors, officers and employees and members of their families.

This Code of Ethics (the "Code") is intended to address three fundamental principles that must guide the personal investment activities of the Adviser's directors, officers and employees in light of their fiduciary duties:

         1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. As a fiduciary you must scrupulously avoid serving your own personal interest ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your own personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security.
             If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

         2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Adviser directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

         3. PERSONAL INVESTING ACTIVITIES MUST BE CONDUCTED IN SUCH A WAY AS TO AVOID EVEN THE APPEARANCE OF A CONFLICT OF INTEREST WITH INVESTMENT ACTIVITIES UNDERTAKEN FOR ADVISORY CLIENTS. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL SECURITIES TRANSACTIONS. Doubtful situations should be resolved against your personal interest.


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


Further, Rule 17j-1 under the Investment Company Act of 1940
(the "Investment Company Act") requires that every investment company adopt a code of ethics regarding personal investment activities of persons having access to information about portfolio transactions of the investment company, and Rule 204-2 under the Investment Advisers Act of 1940
(the "Investment Advisers Act") requires that investment advisers keep certain records, which must be available for inspection by representatives of the Securities and Exchange Commission (the "SEC"), regarding personal activities of advisory personnel.

This Code has been adopted by the Adviser and the boards of directors of the Funds managed by the Adviser, to address these principles and regulatory requirements.

B. COMPLIANCE WITH THIS CODE IS A CONDITION OF EMPLOYMENT

Compliance with this Code and the principles described above is a condition of your employment. A violation of this Code or its principles may be cause for disciplinary action by the Adviser, including termination of employment. Other disciplinary actions can include warnings, and periods of "probation" during which all personal investment activities (except for specifically approved liquidation of current positions) are prohibited.

PERSONAL INVESTMENT ACTIVITIES OF PERSONS COVERED BY THIS CODE MUST ADHERE TO THE FUNDAMENTAL PRINCIPLES DESCRIBED ABOVE, AS WELL AS THE SPECIFIC PROVISIONS OF THE CODE. IT BEARS EMPHASIS THAT TECHNICAL COMPLIANCE WITH THE LETTER OF THE CODE'S REQUIREMENTS AND PROCEDURES WILL NOT AUTOMATICALLY INSULATE FROM SCRUTINY, TRANSACTIONS WHICH APPEAR TO INDICATE A PATTERN OF ABUSE OF AN INDIVIDUAL'S FIDUCIARY DUTIES TO THE ADVISORY CLIENTS OF THE ADVISER.

EMPLOYEES OF THE ADVISER MAY BE SUBJECT TO POLICIES AND PROCEDURES IN ADDITION TO THIS CODE, WHICH HAVE BEEN CREATED BY OR ON BEHALF OF AMERICAN INTERNATIONAL GROUP, INC. (AIG). THIS CODE SHALL NOT SUPERSEDE ANY SUCH POLICIES OR PROCEDURES ESTABLISHED BY AIG.

C. QUESTIONS

Questions regarding this Code should be directed to your Regional Compliance Officer.

D. DEFINITIONS

This Code divides directors, officers and employees of the Adviser into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in that category.

ACCESS PERSON means any partner, officer, trustee, director and Advisory Person of the Advisor, and any other person designated by the Director of Compliance or the Regional Compliance Officer who may be exposed from time to time to information about Advisory Client investment activities.

ADVISORY PERSON means any employee entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions affecting an Advisory Client's investment plans and interests, as well as other personnel, such as research analysts, trading


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


personnel, individuals who provide information or advice to portfolio managers, and those individuals who execute portfolio manager decisions. Advisory Person also includes any of the following persons who obtain information concerning securities recommendations being made by the Adviser prior to effective dissemination of such recommendations or of the information concerning such recommendations:

        i) any person in a CONTROL relationship to the Adviser or a Fund listed on Schedule A, or

       ii)  any Affiliated Person of such controlling person.

AFFILIATED PERSON of another person means:

        i) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;
       ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
      iii)  any person controlled in whole or in part by such other person;
       iv) any officer, director, partner, co-partner or employee of such other person; and
        v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof.

ASSOCIATED PERSON means any individual subject to this Code, including any Access Person, Nonaccess Person, and Disinterested Director.

CONTROL means the power to exercise a controlling influence over management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

DISINTERESTED DIRECTOR means a director of any Fund listed on Schedule A who is not an "interested" person of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act. An interested person is in the position to INFLUENCE the operations of an Advisory Client.

NONACCESS PERSON means any person designated by the Director of Compliance or Regional Compliance Officer who, due to his or her substantial duties unrelated to the investment advisory service for Advisory Clients, is not exposed from time to time to information about Advisory Client investment activities. If a Nonaccess Person is exposed to information about Advisory Client investment activities or his or her duties change, he or she shall no longer be deemed a Nonaccess Person. In addition, Nonaccess Persons also include persons who serve as officers or employees of Funds listed in Schedule A and are subject to codes of conduct at their own financial institutions which are in compliance with Section 17(j) of the Investment Company Act, but who are not employees of or otherwise affiliated with the Adviser. An officer of the Adviser CANNOT be designated a Nonaccess Person.

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

II. PERSONAL SECURITIES TRANSACTIONS

A. TRADING IN GENERAL

Unless you are a Disinterested Director or Nonaccess Person, you may not engage, and may not permit any other person or entity to engage, in the purchase or sale of Securities (other than Exempt Securities and Securities which can be sold in Exempt Transactions) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, and which, within seven
(7) calendar days before and after the transaction:

         1.  is being considered for purchase or sale by an Advisory Client, or

         2.  is being purchased or sold by an Advisory Client.

SECURITIES
The following ARE SECURITIES:

Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.


The following ARE NOT SECURITIES:

         1. Commodities, futures contracts and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

The following are EXEMPT SECURITIES:

         1. Securities which are direct obligations of the U.S. Government (i.e., U.S. Treasury obligations).

         2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS ARE INTERPRETED TO MEAN ANY INSTRUMENT THAT HAS A MATURITY AT ISSUANCE OF LESS THAN 366 DAYS AND THAT IS RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION.

         3.  Shares of registered open-end investment companies.


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


BENEFICIAL OWNERSHIP

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

         1. Securities held by members of your IMMEDIATE FAMILY sharing the same household or for whom you provide investment advice, however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

             Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as manager-member in the Securities held by a limited liability company.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.  Your ownership of a vested beneficial interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

There is the presumption that you can exert some measure of influence or control over accounts in which you serve as guardian, executor or trustee, but this presumption may be rebutted if you certify in writing (and annually, re-certify, as applicable) that you have no such control or influence.

NOTE: THE ABOVE LIST OF EXAMPLES IS NON-EXHAUSTIVE. IF IN DOUBT AS TO WHETHER YOU HAVE BENEFICIAL OWNERSHIP OF SECURITIES, THE REGIONAL COMPLIANCE OFFICER SHOULD BE CONSULTED.

EXEMPT TRANSACTIONS
The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth under REPORTING. Such designated Exempt Transactions are attached to this Code as Appendix A.

CIRCUMSTANCES REQUIRING PRECLEARANCE
If you have Beneficial Ownership of a Security which is not an Exempt Security and which cannot be sold in an Exempt Transaction, such Security may be purchased or sold only if you obtain preclearance from your Regional Compliance Officer. No transactions may be effected in such Securities by you without such prior approval. The preclearance requirement does NOT apply to Disinterested Directors and Nonaccess Persons.

Once granted, preclearance approval is valid for only seven (7) calendar days (or in the case of a private placement purchase, the closing of the private placement transaction). An order which is not executed within that time, must be re-submitted for preclearance approval. In the event that a good till canceled limit order is not executed within that time the order does NOT need to be re-submitted for preclearance, provided that no conditions of that order change (i.e. price, shares). Preclearance approval is requested by submitting a preclearance form attached to this Code as Appendix E or transmitting an e-mail, that contains all of the relevant information included on the preclearance form, to the designated Compliance personnel. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions.

THE ADVISER RECOGNIZES THAT THE APPLICATION OF THE BLACKOUT PERIOD SEVEN CALENDAR DAYS AFTER AN ADVISORY CLIENT TRANSACTION POSES CERTAIN PROCEDURAL DIFFICULTIES AND MAY RESULT IN INADVERTENT VIOLATIONS. IF SUCH VIOLATIONS DO OCCUR, THE TRANSACTIONS MAY NEED TO BE REVERSED, OR IF REVERSAL IS IMPRACTICAL OR IMPOSSIBLE, MAY REQUIRE PROFIT REALIZED FROM THE TRANSACTIONS, NET OF COMMISSIONS BUT BEFORE TAX EFFECT, TO BE DISGORGED.

B. INITIAL PUBLIC OFFERINGS

The purchase of Equity Securities in initial public offerings (IPOs) by certain Advisory Persons can create an appearance that such personnel have taken inappropriate advantage of their positions for personal benefit. Accordingly, such an Advisory Person may not acquire Beneficial Ownership of any Equity Securities (other than Exempt Securities) in an IPO. Further, Advisory Persons are prohibited to use the facilities of the Adviser to secure an IPO equity purchase, directly or indirectly, for any non-Advisory Client, or to directly or indirectly, (that is, in circumvention of the Adviser's procedures for allocation of IPO equity purchases among Advisory Clients) secure an IPO equity issue for any Advisory Client. The Regional Compliance Officer will determine which Advisory Persons are prohibited from purchasing an IPO equity issue. A record of the approval of, and rationale supporting any direct or indirect acquisition by Associated Persons of a beneficial interest in an IPO will be created and maintained by the Regional Compliance Officer, who approves the transaction.

If you are an employee, manager, director, officer or partner of a registered broker/dealer, or if you are a person controlling, controlled by or in common control with a registered broker/dealer, NASD rules generally prohibit you from purchasing any securities (both Exempt and non-Exempt Securities) in a Hot IPO. HOT IPOs are securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.

C. PRIVATE PLACEMENTS

If you are an Advisory Person, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in a private placement, unless you have received the prior prior written approval of the Regional Compliance Officer and Regional Chief Investment Officer. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position. A record of the approval of, and rationale supporting, any direct or indirect acquisition by Associated Persons of a beneficial interest in a private placement will be created and maintained by the Regional Compliance Officer, who approves the transaction.

If you acquired Beneficial Ownership of Securities in a private placement, you must DISCLOSE your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY reviewed by your manager or a Managing Director who does not have Beneficial Ownership of any Securities of the issuer.

If you are an employee, manager, director, officer or partner of AIG Equity Sales Corp., or if you are a person controlling, controlled by or in common control with AIG Equity Sales Corp., you are prohibited from engaging in private placement transactions without the knowledge and CONSENT of AIG Equity Sales Corp.

D. SHORT-TERM TRADING PROFITS

While there is no prohibition in this Code on short-term trading profits, the Regional Compliance Officer will monitor reports and address any abuses of short-term trading profits on a case by case basis. To avoid any doubt, you are advised to avoid the purchase and sale, or the sale and purchase, within 60 calendar days, of the same (or equivalent) Securities of which you have Beneficial Ownership. If an abuse is discovered, you will be required to disgorge any profits realized on personal trades executed within the above prescribed period.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

E. REPORTING

DISCLOSURE OF HOLDINGS AND ACCOUNTS
Unless you are a Disinterested Director, you must disclose to your Regional Compliance Officer within 10 days of commencement of your employment the existence or non-existence of any securities, commodities, collective schemes, pooled funds or mutual fund accounts (accounts of unaffiliated funds do not need to be disclosed) of which you have Beneficial Ownership. In addition, you are required to provide an Initial Holdings Report of every security that you beneficially own. The form for this purpose is attached to this Code as Appendix D. If you subsequently open a new account of which you have Beneficial Ownership, you are required to give written notice to your Regional Compliance Officer within 10 days following the opening of such account.

Unless you are Disinterested Director, you must report the name of any publicly-traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares


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

you beneficially own if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

TRANSACTIONS FOR ASSOCIATED PERSONS
Unless you are a Disinterested Director, you must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership, to provide to your Regional Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and of periodic statements for the account.

Unless you are a Disinterested Director, the Regional Compliance Officer will provide you with the Quarterly Securities Transaction Report. You are required, within 10 days after the calendar quarter, to provide your Regional Compliance Officer with a report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership. If the broker confirmations attached or the brokerage accounts indicated on the report do not represent a complete listing of all beneficially owned brokerage accounts or does not adequately represent all of the Securities transactions that were effected during the quarter, you are required to provide your Regional Compliance Officer with a copy of each missing broker confirmation and/or brokerage account number. Upon termination of employment with the Adviser, you are required to complete this report, which indicates all transactions in Securities of which you have Beneficial Ownership executed from the date of the last report through the date of termination. In the event that no reportable transactions occurred during the quarter, the report should be so noted.

TRANSACTIONS FOR DISINTERESTED DIRECTORS
If you are a Disinterested Director, you need not report transactions in Securities, unless, at the time of a transaction in a Security, you knew or, in the ordinary course of fulfilling your duties as a Disinterested Director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Security was purchased or sold, or considered for purchase or sale, on behalf of a Fund listed on Schedule A with respect to which you serve as a Director. If you are required to report a transaction in a Security, such report must be provided to the Regional Compliance Officer within 10 days after the end of each calendar quarter in which the transaction took place.

EVERY QUARTERLY REPORT SHALL CONTAIN, AT A MINIMUM, THE FOLLOWING INFORMATION:
THE DATE OF THE TRANSACTION; THE NAME AND NUMBER OF SHARES AND THE PRINCIPAL AMOUNT OF THE SECURITY INVOLVED; THE NATURE OF THE TRANSACTION (I.E., PURCHASE, SALE OR OTHER TYPE OF ACQUISITION OR DISPOSITION); THE PRICE AT WHICH THE TRANSACTION WAS EFFECTED; AND, THE NAME OF THE BROKER, DEALER OR BANK WITH OR THROUGH THE TRANSACTION WAS EFFECTED. IN THE EVENT NO REPORTABLE TRANSACTIONS OCCURRED DURING THE QUARTER, THE REPORT SHOULD BE SO NOTED AND RETURNED, SIGNED AND DATED. THE REGIONAL COMPLIANCE OFFICER WILL PROVIDE ASSOCIATED PERSONS WITH A QUARTERLY SECURITIES TRANSACTION REPORT FORM PRIOR TO THE END OF EACH CALENDAR QUARTER.

ANNUAL HOLDINGS REPORT
In addition to the Initial Holdings Report and Quarterly Securities Transaction Report, each Associated Person, except Disinterested Directors, must provide their Regional Compliance Officer with an annual report of their accounts and beneficial holdings. If you are required to report annually, you will be provided with a form or e-mail to be returned to your Regional Compliance Officer within 20 days after receipt.

III. FIDUCIARY DUTIES

A. FRAUDULENT PRACTICES

If you purchase or sell, directly or indirectly, a security (both Exempt and non-Exempt Securities) which is held or to be acquired by an Advisory Client, you may not:

         1.  employ any device, scheme or artifice to defraud such Advisory
             Client;

         2. make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

         4. engage in any manipulative practice with respect to such Advisory Client.


B. TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC ("INSIDE") INFORMATION

You should read, understand and comply with the Adviser's Insider Trading Policy and Procedures which is distributed to you annually by your Regional Compliance Officer. It bears emphasis that your knowledge of pending Advisory Client Transactions in a security may be material non-public information, and that personal trading in such security by you or others in possession of that information not only would violate this Code, but also could subject the trader to criminal penalties under securities laws. Accordingly, you may not reveal, except in the normal course of your duties, any information regarding securities transactions being considered, recommended or executed on behalf of Advisory Clients.

C. GIFTS

Unless you are a Disinterested Director, you must obtain prior approval from your Regional Compliance Officer for any investment opportunity, gift, gratuity or other thing of more than deminimus value that was either received from or given to any person or entity that does business, or desires to do business with the Adviser directly or on behalf of an Advisory Client. Such approval shall be made on the form attached as Appendix F. Notwithstanding, you may attend business meals, sporting events and other entertainment events at the expense of a giver so long as the expense is reasonable. A cash payment in any amount is prohibited.

D. PURCHASE OF SECURITIES FROM OR SALE OF SECURITIES TO ADVISORY CLIENTS

You are prohibited, directly or indirectly, from purchasing any security from or selling any security to an Advisory Client. Such a transaction would pose a direct conflict with the Adviser's fiduciary duty to the Advisory Client, and would violate applicable laws.

E. OUTSIDE BUSINESS ACTIVITIES INCLUDING SERVICE AS A DIRECTOR OF A PUBLICLY TRADED ENTITY

Unless you are a Disinterested Director or Nonaccess person, all your outside business activities, including service as a partner, officer, director, owner or trustee, must receive the prior written approval of your Regional Compliance Officer by completing the form attached as Appendix G. Service as a partner, officer, director, owner or trustee of a non-profit organization as a volunteer and without compensation, for example, on the board of a school, hospital or social organization, does not require approval if there are no points of conflict.

If you are an Advisory Person, you are prohibited from serving on the board of directors or other governing board of a publicly traded entity, except with prior written authorization from your Regional Compliance Officer. In considering such authorization, the Regional Compliance Officer should consult with the Director of Compliance concerning the imposition of appropriate procedures to prevent the misuse of material non-public information which may be acquired through board service, and other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest.

IV. COMPLIANCE

A. CERTIFICATE OF RECEIPT

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to the Code as Appendix B. An executed copy of this form is required to be returned to your Regional Compliance Officer within 10 days of receipt of this Code.

B. CERTIFICATE OF COMPLIANCE

Unless you are a Disinterested Director, you are required to certify upon commencement of your employment or the effective date of this Code, which ever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificates will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix C.

C. REMEDIAL ACTIONS

You are required to report any violations of this Code your Regional Compliance Officer. Strict compliance with the provisions of this Code is considered a basic provision of association with the Adviser and any Fund listed on Schedule A. You may not participate in the determination of whether you have committed a violation of the Code or of the imposition of any sanction against yourself. In the event of a violation of this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

D. BOARD APPROVAL

The directors of the Adviser and the directors of each Fund listed on Schedule A are required to make a determination that this Code contains provisions reasonably necessary to prevent access persons from violating the anti-fraud provisions of Rule 17j-I under the Investment Company Act.

A majority of the Fund's board, including a majority of the Fund's independent directors, is required to:

        1)  approve the Code when the Fund initially engages the Adviser; and

        2) approve any subsequent material changes to the Code within six months of the change.

E. ANNUAL ISSUES AND CERTIFICATION REPORT TO DIRECTORS

Management of the Adviser will provide a written report, at least annually, to the directors of the Adviser and the director of each Fund listed on Schedule A with regard to efforts to ensure compliance by the directors, officers and employees of the Adviser with their fiduciary obligations to our Advisory Clients.

The report will, at a minimum:

        1) Summarize existing procedures regarding personal Securities transactions, and any changes in such procedures during the prior year;

        2) Describe issues that arose under this Code, including material violations of this Code, if any, which resulted in remedial action during the prior year;

        3) Describe any significant conflicts of interest that arose involving personal investment policies of the organization, even if the conflicts did not result in a violation of the Code;

        4) Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations; and

        5) Certify to the directors that the organization has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


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

F. RECORD KEEPING

The Regional Compliance Officer is responsible for maintaining in an easily accessible place, for a period of not less than five (5) years:

           1.  a copy of this Code;

           2. a record of any violation and of any action taken as a result of such violations;

           3. a list of all persons who, within the last six (6) years have been required to make reports pursuant to this Code;

           4.  a copy of all reports and approvals filed pursuant to this Code.

G. DUTIES OF THE COMPLIANCE OFFICER

        1. designated Compliance personnel will review all securities transactions and holding reports submitted for compliance with this code, upon receipt;

        2. after review of the document is complete, all confirmations and statements will be initialed, dated, and stored for future reference. All Advisory Persons' holdings reports (initial, quarterly and annual) or the summary memo describing the results of the holdings reports review will be initialed, dated and stored for future reference.

DESIGNATED COMPLIANCE PERSONNEL ARE LISTED ON SCHEDULE B ATTACHED TO THIS
CODE.

H. CONFIDENTIALITY

All reports of Securities transactions and any other information filed with your Regional Compliance Officer pursuant to this Code shall, to the greatest extent practicable, be treated as confidential.

                                                              APPENDIX A


                               CODE OF ETHICS

                             EXEMPT TRANSACTIONS

                                 EFFECTIVE


                               INTRODUCTION

The Adviser's Code of Ethics provides that no Associated Person (other than a Disinterested Director and Nonaccess Person) may engage, or permit any other person or entity to engage, in the purchase or sale of a Security (other than an Exempt Security) of which he or she has, or by reason of the transaction will acquire, Beneficial Ownership (other than an Exempt Transaction), and which, within seven calendar days (7) before and after the transaction:

        1.  is being considered for purchase or sale by an Advisory Client, or

        2.  is being purchased or sold by an Advisory Client.

The Code further provides that classes of transactions may be designated as Exempt Transactions by the Compliance Committee.

                     DESIGNATION OF EXEMPT TRANSACTIONS

In accordance with the Code, the Compliance Committee designated the following classes of transactions as Exempt Transactions, based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act. Unless otherwise noted, these transactions do not require preclearance, but are subject to the reporting requirements of the Code:

        1. Any transactions in Securities in an account over which you have no direct or indirect influence or control. Such transactions are also exempt from the Code's reporting requirements.

        2. Transactions in Securities effected in a discretionary brokerage account which were executed at the sole discretion of a registered representative and for which you had no direct or indirect influence or control.

        3. Purchases or sales of Securities which are not eligible for purchase or sale by Advisory Clients.

        4. Purchases or sales which are non-volitional on the part of the Associated Person.

        5.  Purchases of Securities under dividend reinvestment plans.

        6. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

        7. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

        8. Acquisitions of Securities by the exercise of rights which are granted to borrowers/policyholders of financial institutions which apply for a public listing of their shares and offer "Free" shares to existing borrowers/policyholders.

        9. Any purchase or sale of fixed-income Securities issued by state or municipal governments, their agencies, authorities and instrumentalities.

       10. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the U.S. Government.

       11. Any purchases or sales of fixed-income Securities issued by foreign governments.

       12. Purchases of American International Group, Inc. ("AIG") common stock through AIG's Employee Stock Purchase Plan. Such transactions are also exempt from the Code's reporting requirements.

       13. Any purchases or sales of shares of registered close-end investment companies.

       14. Such other purchases and sales of Securities which receive the PRIOR WRITTEN APPROVAL of the Regional Compliance
            Officer, on the basis that such transactions (i) are not potentially harmful to any Advisory Client's interest since they would be unlikely to affect a highly institutional market, and
            (ii) because of the circumstances of the proposed transaction, are clearly not related economically to the Securities to be purchased, sold or held by an Advisory Client, and (iii) will not cause you to gain improperly a personal profit as a result of your relationship with an Advisory Client.

            BECAUSE OPTIONS AND OTHER DERIVATIVES MAY INVOLVE LEVERAGE WHICH MAGNIFIES THE EFFECT OF EVEN SMALL PRICE CHANGES IN THE UNDERLYING ASSET, PERSONAL INVESTMENT TRANSACTIONS IN OPTIONS AND OTHER DERIVATIVES REMAIN SUBJECT TO THE PRECLEARANCE REQUIREMENTS OF THIS CODE. IN ADDITION, YOU MUST COMPLY WITH SPECIFIC TRADING LIMITATIONS REGARDING AIG OPTIONS SET FORTH UNDER THE HEADING TRANSACTIONS IN AIG SECURITIES BELOW.

                           TRANSACTIONS IN AIG SECURITIES

You should keep in mind that while investment in AIG securities is encouraged, any actions, whether sales or purchases of such securities, that are based upon knowledge of AIG's affairs which is not public may violate not only your fiduciary duty to Advisory Clients, but the law as well. To avoid any actual, potential or perceived conflict of interest, no Associated Person may, for speculative purposes, engage in options transactions or short sales of AIG common stock. However, for hedging purposes, such transactions are permitted.

                                  CAUTION


You should keep in mind the following:

        1. Exempt Transactions must be reported to your Regional Compliance Officer by your broker-dealer.

                                                              APPENDIX B


                                  CODE OF ETHICS

                               ACKNOWLEDGMENT FORM



I hereby acknowledge that I have read and understand the attached Code of Ethics and agree that as an Associated Person I am subject to and will abide by their provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which the Adviser may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any notice which is subsequently given to me.







-----------------------------------------          ----------------
Signature                                          Date




-----------------------------------------
Print Name


PLEASE RETURN THIS FORM TO YOUR REGIONAL COMPLIANCE OFFICER

                                                              APPENDIX C


                                  CODE OF ETHICS

                        ANNUAL CERTIFICATION OF COMPLIANCE



I hereby certify that I have complied with the requirements of the Code of Ethics (the "Code"), for the year ended December 31, 20___. Pursuant to the Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.







-----------------------------------------          ----------------
Signature                                          Date




-----------------------------------------
Print Name


PLEASE RETURN THIS FORM TO YOUR REGIONAL COMPLIANCE OFFICER

                                                                      APPENDIX D
                                 CODE OF ETHICS

                            INITIAL HOLDINGS REPORT

AS AN ALTERNATIVE TO COMPLETING THE TABLE BELOW, YOU MAY ATTACH A COPY OF YOUR MOST RECENT BROKERAGE STATEMENTS, PROVIDED THAT THE INFORMATION IS CURRENT, WITHIN 30 DAYS, AND THE STATEMENTS INDICATE ALL OF YOUR SECURITY HOLDINGS.

-----------------------------------------------------------------------------------------------------------
                                                         CURRENT
      SECURITY           SYMBOL/       NUMBER OF     PRINCIPAL AMOUNT    NAME OF BROKER
        NAME           STOCK CODE     SHARES HELD    OF THE SECURITY     DEALER OR BANK     ACCOUNT #
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

I, _____________________________, am reporting that I presently (1) DO or (2) DO
NOT (circle one) maintain an investment account registered in my name, the name of my spouse, minor child (as defined under local law) or any other family member, or have a beneficial interest, share in the profits, or exercise discretionary authority for any investment account. Accounts in affiliated funds/collective schemes are required to be reported.

Furthermore, I acknowledge that I have made arrangements with the carrying broker-dealer(s) or banks listed above, to furnish duplicate statements and confirms directly to my Regional Compliance Officer.

I understand that if, in the future, I choose to open an investment account of which I would have Beneficial Ownership, I will give written notice to my Regional Compliance Officer within 10 days following the opening of such account.


--------------------------------------             ---------------
SIGNATURE                                          DATE


---------------------------------
PRINT NAME

                                                             APPENDIX E
                                 CODE OF ETHICS

                  PRECLEARANCE OF SECURITIES TRANSACTION FORM

I, _______________________________, am contemplating the following Securities transaction(s) for an account in which I have Beneficial Ownership and for which approval to trade is requested. I understand approval, once obtained, is valid for a period of seven (7) calendar days, after this time I am required to seek re-approval. Confirmation of the trade will be provided to my Regional Compliance Officer.

--------------------------------------------------------------------------------------------------
                                                                  IPO/       Market/     Primary
   Buy/             Security           Symbol/       Maximum     Private      Limit     Exchange
   Sell               Name           Stock Code      Amount     Placement     Order      Traded
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


----------------------------------------------       ---------------------------
SIGNATURE                                            DATE

This form should now be passed on to your Regional Compliance Officer for approval.

--------------------------------------------------------------------------------
                   THIS SECTION TO BE COMPLETED BY COMPLIANCE
--------------------------------------------------------------------------------



----------------------------------------------       ---------------------------
Required Signature                                   Date
Regional Compliance Officer


----------------------------------------------       ---------------------------
Signature (needed only for private placements)       Date
Regional Chief Investment Officer

Approval certifies that the Regional Compliance Officer has confirmed with the appropriate Advisory Person(s) that the Securities listed above have not been and presently are not under consideration for any Advisory Clients and have not and will not be traded by any Advisory Client within seven (7) calendar days before or after this transaction, in compliance with the Code of Ethics, unless the transaction qualifies for exemption as permitted in the Code.

                                                                     APPENDIX F

                                       CODE OF ETHICS
                                 GIFT AND ENTERTAINMENT FORM


I AM REPORTING THAT I HAVE RECEIVED/GIVEN (CIRCLE ONE) THE FOLLOWING GIFTS OR ENTERTAINMENT ON _____________________ FROM/TO (CIRCLE ONE)
THE FOLLOWING PERSON:
           (ON DATE):


----------------------------------------------------------------------------------------------------------------
NAME OF PERSON(S)       COMPANY NAME OF        RELATIONSHIP WITH        DESCRIPTION OF       ACTUAL/EST. VALUE
                           PERSONS                 PERSON(S)          GIFT/ENTERTAINMENT    (IN LOCAL CURRENCY)
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------



Signature:                                                Date:
          -------------------------------------                ----------------

Print Name:
           ------------------------------------


Reviewed by:                                             Date:
            -----------------------------------               -----------------
              (Regional Compliance Officer)

                                                                     APPENDIX G
                                       CODE OF ETHICS
                               OUTSIDE BUSINESS ACTIVITY FORM


Not Applicable_____________

Name of the outside organization:______________________________________________

Title of your position in the outside organization:____________________________

Description of the service provided by you:____________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Amount of time the service requires:___________________________________________

Compensation (if any):_________________________________________________________

Description of the relationship with the Adviser (if any):______________________

_______________________________________________________________________________

_______________________________________________________________________________



---------------------------------------                  ----------------------
Signature                                                Date



---------------------------------------
Print Name



---------------------------------------                  ----------------------
Required Signature                                      Date
Regional Compliance Officer

                                   SCHEDULE A

                             ADVISERS AND FUNDS TO
                          WHICH CODE OF ETHICS APPLIES


Adviser                                           Funds
-------                                           -----

AIG/SunAmerica Asset Management Ltd.              Alliance Variable Products
                                                  Series Fund, Inc. -- Global
AIG Capital Management Corp.                      Bond Portfolio

AIG Capital Partners, Inc.                        AIG Money Market Fund

AIG Global Investment Corp.

AIG Global Investment Corp. (Asia) Ltd.

AIG Global Investment Corp. (Canada)

AIG Global Investment Corp. (Europe) Ltd.

AIG Global Investment Corp. (Ireland) Ltd.

AIG Global Investment Corp. (Latin America) S.A.

AIG Global Investment Corp. (Schweiz) AG

AIG Global Investment Trust Services Ltd.

AIMIC Investment Management Ltd.

                                   SCHEDULE B

                        DESIGNATED COMPLIANCE PERSONNEL
                            EFFECTIVE DATE: 1/1/2000

Neil Daniele (1/1/2000) -           AIG Global Investment Corp.
Erik Mogavera (1/1/2000) -          AIG Capital Management Corp.
Gene Anton (3/6/2000) -             AIG Capital Partners, Inc.
                                    AIG Global Investment Corp. (Canada)
                                    AIG Global Investment Corp. (Latin America) S.A.

Dominique Baikoff (1/1/2000) -      AIG Global Investment Corp. (Ireland) Ltd.
Cleona Coogan (1/1/2000) -          AIG/SunAmerica Asset Management Ltd.
                                    AIG Global Investment Trust Services Ltd.

Christina Fung (1/1/2000) -         AIG Global Investment Corp. (Asia) Ltd.

Caroline Stirling (3/1/2000) -      AIG Global Investment Corp. (Europe) Ltd.

Kanzo Yamaguchi (3/10/2000) -       AIMIC Investment Management Ltd.

Claudia Steinebrunner (4/1/2000) -  AIG Global Investment Corp. (Schweiz) A.G.